Exhibit H

            January 28, 2010

The Republic of Argentina Ministry of Economy Hipólito Yrigoyen 250 City of Buenos Aires, Argentina

Ladies and Gentlemen:

We have acted as United States counsel to The Republic of Argentina (“Argentina”) in connection with the preparation and filing by Argentina with the Securities and Exchange Commission (the “Commission”) under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”) of the Registration Statement (file no. 333-163784), as amended by Pre-Effective Amendment No. 1 thereto filed on the date hereof, (as amended, the “Registration Statement”), pursuant to which Argentina proposes to issue and sell from time to time up to $15,000,000,000 aggregate principal amount of its debt securities, warrants and/or units (the “Securities”).  The Securities are to be issued pursuant to an indenture agreement, dated June 2, 2005 (as amended, the “Indenture”), between Argentina and The Bank of New York Mellon, as trustee (the “Trustee”) or pursuant to another indenture that is filed as an exhibit to the registration statement.

In arriving at the opinion expressed below, we have reviewed the following documents:

(a)	the Registration Statement and the prospectus included in Amendment No. 1 thereto;

(b)	an executed copy of the Indenture, including the forms of debt securities and GDP-linked securities attached thereto; and

(c)	the forms of authorization (the “Authorization”) and GDP linked securities authorization (the “GDP-linked Securities Authorization”) attached as Exhibits D and E, respectively, to the Indenture.

In addition, we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction, of such instruments and other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

Based on the foregoing and subject to the further assumptions and qualifications set forth below, it is our opinion that when (i) an Authorization, substantially in the form attached as Exhibit D to the Indenture, establishing the terms of debt securities governed by New York Law or a GDP-linked Securities Authorization, substantially in the form attached as Exhibit E to the Indenture, establishing the terms of debt securities governed by New York Law, as the case may be, has been duly authorized by Argentina and duly executed and delivered by Argentina in accordance with the Indenture (or other indenture under which the Securities are issued), (ii) any such other indenture under which the Securities are issued has been duly authorized by Argentina and duly executed and delivered by the parties thereto and (iii) the Securities, in substantially the form set forth as an exhibit to the Indenture (or any such other indenture), have been duly authorized by Argentina and duly executed and authenticated in accordance with the Indenture (or any such other indenture), and duly delivered and paid for by the purchasers thereof, the Securities will constitute valid, binding and enforceable obligations of Argentina, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and to possible judicial action giving effect to foreign governmental actions or foreign laws affecting creditors’ rights.

In giving the foregoing opinion, we have assumed that (a) Argentina and each other party to the Indenture (or any such other indenture) has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to Argentina regarding matters of the federal law of the United States of America or the law of the State of New York) that in our experience are normally applicable in relation to the transactions of the type contemplated by the Indenture and the Securities, (b) any terms of the Securities that are not contained in the forms thereof set forth as exhibits to the Indenture will comply with applicable law and will be valid, binding and enforceable, (c) the interest rate on the Securities will not exceed the maximum rate permitted by law and (d) any such other indenture is substantially similar to the Indenture.  In addition, we note that the enforceability in the United States of the waiver by Argentina of its immunities from court jurisdiction and from legal process, as set forth in the Indenture and the Securities, is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976.

The foregoing opinion is limited to the federal law of the United States of America and the law of the State of New York.

We hereby consent to the filing of this opinion as Exhibit H to the Registration Statement and to the references to us under the heading “Validity of the Securities” in the prospectus included in Registration Statement.  In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Securities Act, or the rules and regulations of the Commission issued thereunder.

Sincerely,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ Carmen A. Corrales
Carmen A. Corrales, a partner